Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas L. Strickland, Christopher J. Walsh and Dannette L. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign an Annual Report on Form 10-K for the year ended December 31, 2007 for UnitedHealth Group Incorporated, and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ William C. Ballard, Jr. William C. Ballard, Jr.	/s/ Thomas H. Kean Thomas H. Kean
Director	Director
Dated: February 21, 2008	Dated: February 15, 2008

/s/ Richard T. Burke Richard T. Burke	/s/ Douglas W. Leatherdale Douglas W. Leatherdale
Director	Director
Dated: February 21, 2008	Dated: February 21, 2008

/s/ Robert J. Darretta Robert J. Darretta	/s/ Mary O. Mundinger, Dr. P.H. Mary O. Mundinger, Dr. P.H.
Director	Director
Dated: February 21, 2008	Dated: February 21, 2008

/s/ Michele J. Hooper Michele J. Hooper	/s/ Robert L. Ryan Robert L. Ryan
Director	Director
Dated: February 21, 2008	Dated: February 21, 2008

/s/ James A. Johnson James A. Johnson	/s/ Gail R. Wilensky, Ph.D. Gail R. Wilensky, Ph.D.
Director	Director
Dated: February 20, 2008	Dated: February 21, 2008